UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2006

Viasystems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-29727	43-1777252
(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road, St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

314-727-2087
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

At 4:00 p.m. EDT on May 16, 2006, Viasystems, Inc. hosted a conference call to present the operating results reported in our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 15, 2006.

Adjusted Net Sales and Adjusted EBITDA
In addition to the information reported in our 10-Q, management presented to call participants information about our reportable segments of continuing operations which we believe are useful to investors in measuring our performance, including comparison of our results to our immediately preceding quarter ended December 31, 2005. This unaudited information is set forth below ($ in millions):

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005	Three Months Ended March 31, 2005

Net sales of Printed Circuit Boards segment	$110.4	$106.3	$93.8
Net sales of Assembly segment	60.6	53.2	45.6
Adjusted net sales (1)	$171.0	$159.5	$139.4

Adjusted EBITDA (2) of Printed Circuit Boards and Assembly segments	$18.1	$14.3	$10.9

(1) Adjusted net sales represents net sales of our Printed Circuit Boards and Assembly segments, as defined in our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 15, 2006, and excludes actual net sales from our previous operations closed or disposed prior to May 15, 2006.
(2) Adjusted EBITDA represents net income before (a) interest, (b) income taxes, (c) depreciation, and (d) amortization, and before (i) restructuring and impairment charges, (ii) non-cash charges, (iii) certain other taxes, and (iv) certain other costs, as defined in the our senior credit facility.

We believe information about net sales of our Printed Circuit Boards and Assembly segments, as those segments are defined in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2006, separate from the net sales from closed or disposed operating sites provides investors useful information about the comparative current performance of those continuing operations.

We use “adjusted EBITDA” which is defined as “consolidated EBITDA” in our senior credit facility agreement. We use this non-GAAP financial measure in our decision-making because adjusted EBITDA is a component of certain financial maintenance covenants contained in our senior credit facility and provides additional information that we believe facilitates internal comparisons to competitors’ historical operating performance. We believe adjusted EBITDA provides investors useful information with which to measure performance.

Adjusted net sales and adjusted EBITDA are not recognized financial measures under GAAP and do not purport to be an alternative to reported net sales and operating income as indicators of operating performance. Adjusted net sales and adjusted EBITDA have limitations as analytical tools, and you should not consider these is isolation, or as a substitute for analysis of our results as reported under GAAP.

Adjusted Net Sales by Market Served
Unaudited adjusted net sales by market served, for our Printed Circuit Boards and Assembly segments, expressed as a percent of total adjusted net sales are set forth below:

	Automotive	Telecom	I&I/Misc.	Computer & Datacom
Three Months Ended:
March 31, 2006	34%	32%	23%	11%
December 31, 2005	35%	29%	25%	11%
September 30, 2005	35%	28%	25%	12%
June 30, 2005	35%	30%	21%	14%
March 31, 2005	37%	28%	19%	16%

Adjusted Net Sales Increase (Decrease)
Unaudited adjusted net sales by served market, for our Printed Circuit Boards and Assembly segments, for the three months ended March 31, 2006, expressed as percent increase or decrease compared to prior periods are set forth below:

	Automotive	Telecom	I&I/Misc.	Computer & Datacom
Change Compared to Three Months Ended:
December 31, 2005	2%	15%	6%	2%
March 31, 2005	11%	41%	49%	(14)%

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The disclosure set forth under “Item 2.02 Results of Operations and Financial Condition” of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2006
By:	/s/ Gerald G. Sax
Gerald G. Sax Chief Financial Officer